    1 Freeport-McMoRan Announces Leadership Transition  Kathleen Quirk to become Chief Executive Officer  Richard Adkerson to continue as Chairman of the Board PHOENIX, AZ, February 6, 2024 - Freeport-McMoRan Inc. (NYSE: FCX) announced today the appointment of Kathleen L. Quirk as President and Chief Executive Officer to be effective at the annual meeting of shareholders on June 11, 2024. Ms. Quirk will assume full responsibility for executive management of the business reporting to the FCX Board of Directors. Richard C. Adkerson will remain Chairman of the Board of Directors, supporting the leadership transition and Freeport’s business on strategic matters of significance to the company. Dusty McCoy, Lead Independent Director commented, “For some time, the Board has been engaged in a process to identify Richard’s successor. Kathleen has earned the respect of the Board, the Freeport organization and external stakeholders through her track record of accomplishment, proven leadership and mission for value creation for all stakeholders. Through her 35-year career with the company, she has broad knowledge of Freeport’s business and operations, its people and culture, and is highly qualified to lead Freeport as CEO.” Mr. McCoy continued, “The Board is grateful to Richard for his outstanding leadership as CEO and for his vision and execution to position our company so positively for the future. During his 20-year tenure as CEO, Richard has established Freeport as a global leader in the copper industry, delivered on building value for stakeholders and built a strong organization and high-performance culture. Richard’s ongoing commitment to support the company on global matters of strategic importance to Freeport and the copper industry broadly will continue to provide significant value.” Ms. Quirk joined Freeport in 1989 and had responsibility for a broad range of corporate functions, including Tax, Investor Relations, Corporate Development and Treasury before being named Chief Financial Officer in 2003. She was named President of FCX in 2021 and became a member of the Board of Directors in 2023. As a senior member of the company’s executive team for more than 20 years, she has been instrumental in Freeport’s strategic planning and execution of company goals. Ms. Quirk is a graduate of Louisiana State University. Ms. Quirk commented, “I am excited to lead this great company. We have an exceptionally talented global team committed to our mission of providing copper and other metals essential to our lives and the global economy in a responsible and efficient manner. I look forward to continuing to enhance value for our stakeholders through strong execution of our plans, the pursuit of innovation and new technologies to improve efficiency and grow our business through the development of our large resource base to serve an expanding market for our products.”

      2 Mr. Adkerson commented, “Serving as CEO of Freeport for over 20 years has been an honor, and I am proud to be a member of the Freeport family. Our people are best in class, and together, we have made valuable, lasting positive impacts on our industry, our communities and society at large. I value my strong bond with our stakeholders – our employees, investors, industry executives, community partners and government officials – all of whom are critical to the success of our company and our industry.” Mr. Adkerson continued, “Kathleen’s strong business and strategic acumen and increasing levels of responsibility over many years have demonstrated she has the skills to lead our company and continue Freeport’s tradition of excellence. My passion for Freeport and our prospects for the future are stronger than ever, supported by great assets, great people and an outstanding Board and leadership team.” FREEPORT: Foremost in Copper FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers. FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com. # # #